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                                                                  EXHIBIT 10.1


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                                                           IHS OF VIRGINIA, INC.
                                           12030 Sunrise Valley Drive, Suite 205
                                                                Reston, VA 20191


                     Software License and Support Agreement

      Between __________________ (Customer) And IHS of Virginia, Inc. (IHS)




1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

1.1 CONCURRENT USER. "Concurrent User" for purposes of licensing Software shall mean the number of logons to the System at one time on any one processor, group of processors acting as one or multiple processors controlled by a single client.

1.2 DOCUMENTATION. "Documentation" shall mean the manuals regarding the functional and technical capabilities, operation, installation and use of the Software.

1.4 HARDWARE. "Hardware" shall mean the computer hardware products including, but not limited to processors, operating Software, system disks, terminals, memory, printers and modems that IHS recommends or supplies for use with the Software.

1.5 SOFTWARE. "Software" shall mean computer readable media provided by IHS and the computer software licensed by IHS and its suppliers contained therein as well as documentation supplied by IHS. The expression "Software" covers the initial configuration as well as the new releases supplied under this Agreement.

1.6 RELEASE. "Release" shall mean a set of computer programs and associated documentation which modifies, refines, or enhances the Software and that which IHS does not separately price or market.

2.   LICENSE GRANT

IHS hereby grants to Customer, and Customer accepts, a non-exclusive license to use the "DataQual" Software Media and the computer software contained therein, as set forth in schedules attached hereto, in object-code-only form ("the Software") and the accompanying Manuals, only as authorized in this Agreement. The Software may be used for the term of this Agreement only at the Premises and only on the Designated Computer (which computer must be owned, leased, or otherwise controlled by Customer) or, in the event of the inoperability of that computer, on a backup computer selected by Customer. Use in a Local Area Network is authorized, however, additional user fees may be due per Terms and Conditions contained in schedules attached. Customer agrees to not assign, sublicense, transfer, pledge, lease, rent, or share Customer's rights under this Agreement. Customer agrees not to exceed licensed user limits. Upon discovery of unauthorized usage in excess of licensed user limits, Customer agrees to immediately notify IHS of such usage and immediately provide remedies acceptable to IHS which may include ceasing such usage, purchasing additional user licenses, and indemnifying IHS for charges associated with use of the Software in excess of licensed limits.
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Upon loading the Software into the Designated Computer, Customer may retain the
Software Media for backup purposes. In addition, Customer may make one copy of the Software on a second set of media for the purpose of backup in the event that the Software Media are damaged or destroyed. Customer may make one copy of the Manuals for backup purposes. Any such copies of the Software or the Manuals shall include IHS' and/or its supplier's copyright and other proprietary notices. Except as authorized under this paragraph, no copies of the Software or any portions thereof may be made by Customer or any person under Customer's authority or control. Upon termination of this Agreement, Customer agrees to cease using the Software, destroy all copies, and certify destruction or return the original Software to IHS.

3.  SUPPORT SERVICES

IHS will for the term of this Agreement:

   o make reasonable efforts to supply corrections to problems reported by Customer which IHS diagnoses as defects in a currently supported release of the Software;

   o provide Customer with New Releases, which IHS elects to make available to its Customer base generally. The basic hours for the provision of these services will be in accordance with the operations schedule of the support center, but not less than 9:00 am to 5:00 p.m. Eastern Time Monday to Friday, excluding IHS published holidays.

Customer understands and agrees that Customer must install all solutions, corrections and New Releases supplied by IHS within 90 days in accordance with IHS' installation instructions. Customer recognizes that Customer's failure to install such solutions, corrections and New Releases may render the Software unusable or nonconforming with its associated documentation and Customer agrees to assume all risks arising therefrom and to release IHS from all liability in respect thereof.

Any attempt by Customer to alter the Software without IHS' written direction will be at Customer's sole risk and expense and in no event will IHS have any obligation to support or maintain any alteration which is not distributed by IHS to its general Customer base and made part of IHS' standard Software.




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IHS' Support services do not include:

    o services which in IHS' opinion are required due to accident, neglect, misuse, failure of electrical power, air conditioning or humidity control on the customer premises, or failure of storage media not furnished by IHS;

    o services required due to installation or failure of a Software or Hardware component not actively supported under an IHS Support or License agreement.

    o services required due to attempts by other than IHS personnel to repair, maintain, modify or move the Software;

    o the provision of consumable operating supplies or accessories;

    o the training of new personnel due to staff turnover;

    o the training of personnel that for any reason were not included in the original implementation training or subsequent training provided by IHS.

Customer's obligations:

    o Customer must promptly report any identified problem or error to IHS by telephone to its designated Support contact point, describing it in sufficient detail for IHS to be able to recreate the problem or error, and indicating whether or not it is an Emergency Problem.

    o Customer agrees to allow IHS reasonable access to the Premises, Software, and Hardware and the reasonable use of any equipment or media necessary for IHS to perform its Support obligations hereunder.


4.  PROPRIETARY PROTECTION OF CUSTOMER DATA

Customer agrees to allow data that it makes available to IHS to be retained and used in data analyses that IHS may perform from time to time. IHS agrees to use such Customer data as may be in its possession only in accordance with all applicable Federal and State laws and industry specific guidelines, and to protect it with the same effort it uses to protect its own proprietary data. Further, IHS agrees not to publish to any third party any data or results of the analysis of Customer data that is attributable to Customer without the expressed consent of Customer.

5. PROPRIETARY PROTECTION OF THE SOFTWARE

Customer acknowledges and agrees that the Software consists of proprietary, unpublished products of IHS and/or its suppliers, protected under U.S. copyright law and trade secret laws of general applicability. Customer further acknowledges and agrees that all right, title, and interest in and to the Software are and shall remain with IHS and/or its suppliers. This Agreement does not convey to Customer an interest in or to the Software, but only a limited right of use revocable in accordance with the terms of this Agreement.


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Customer may not at any time disclose or disseminate the Software to any person who does not need to obtain access thereto consistent with Customer's rights under this Agreement. Under no circumstances may Customer attempt to decompile or reverse engineer the Software or modify the Software. Under no circumstances may Customer disclose or disseminate the Software to any competitor of IHS. Customer will use Customer's best efforts to ensure that all Customer's personnel and all other persons with authorized access to the Software shall protect it against improper use, dissemination or disclosure. Customer acknowledges that, in the event of Customer's breach of any of the foregoing provisions, IHS will not have an adequate remedy in money or damages. IHS shall therefore be entitled to obtain an injunction against such breach from any court of competent jurisdiction immediately upon request. IHS' right to obtain injunctive relief shall not limit its right to seek further remedies. Customer's obligations hereunder shall remain in effect for as long as Customer continues to possess or use the Software or any trade secrets derived therefrom.

6. TERM

This Agreement shall become effective upon execution by Customer and acceptance and approval by IHS, and shall continue until terminated. Either party may terminate this Agreement upon written notice to the other party not less than 90 days in advance of the desired termination date. IHS may also terminate this Agreement if Customer petitions for relief under the Bankruptcy Code or if any involuntary petition thereunder is filed against Customer and is not dismissed within sixty (60) days, or if a receiver is appointed for Customer's business, or if Customer makes an assignment for the benefit of creditors. Upon termination for whatever reason, Customer agrees to return to IHS the Software and all copies and portions thereof in Customer's possession, or certify in a manner satisfactory to IHS the destruction and cessation of use of the Software.

If Customer defaults in payment of any sum due under this Agreement, IHS may notify Customer in writing of the default. Customer will have thirty (30) days from delivery of the written notice to remedy the default, failing which, IHS shall have the immediate right to terminate this Agreement.

If either party commits a material breach of its obligations under this Agreement, other than default in payment, the other party may notify the defaulting party in writing of the breach. The defaulting party shall have sixty
(60) days to remedy the breach, failing which the other party shall have the immediate right to terminate this Agreement.

Annual License and Maintenance services will begin upon the shipment date of the Software and will continue for an initial term of twelve (12) months. They shall automatically continue thereafter for further periods of twelve (12) months unless or until this Service is terminated by Customer or IHS on not less than Thirty (30) days' written notice before the expiration of the initial term or any subsequent twelve (12) month period.



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7. FEES, PAYMENT AND TAXES

The total contract price is in consideration of the license granted and the services provided under this Agreement. Customer agrees to pay charges pursuant to this Agreement issued in accordance with the pricing Schedules as may be accepted by both parties and appended to this Agreement. Unless otherwise indicated in a Schedule, payment shall be due thirty (30) days from the invoice date.

The travel, living and accommodation costs incurred by IHS in connection with Consulting and Training services shall be paid by Customer within thirty (30) days of the date of invoice. Charges of one and one half per cent (1.5%) per month or the highest amount allowed by law, whichever is less, prorated on a daily basis will be applied to late payments.

Customer is solely responsible for payment of any taxes (including sales or use taxes and intangible taxes) resulting from Customer's acceptance and use of products and services. Customer agrees to hold IHS harmless from all claims and liability arising from Customer's failure to report or pay such taxes.

Customer shall pay to IHS the Annual Maintenance Fee for the services specified herein. On January 1 of each year, IHS may adjust the Annual Maintenance Fee by an amount not to exceed ten percent (10%) of the previous year's fee. Payment of the first Annual Maintenance Fee must be made within ninety (90) days of Activation of the Software, unless it has been included in the original license agreement. Subsequent Annual Maintenance Fees are due and payable on this Annual Renewal Date. In the event of termination of this agreement under Paragraph 6, no prorated adjustment shall be made in annual license fees.

Customer must make payment of all invoices to IHS within thirty (30) days of the date of the invoice. Charges of one and one half percent (1.5%) per month or the highest amount allowed by law, whichever is less, prorated on a daily basis will be applied to late payments.

8. LIMITED WARRANTY

IHS warrants, for Customer's benefit alone, that the Software Media in which the Software is embedded shall for a period of ninety (90) (referred to as "the Warranty Period") be free from defects in material and workmanship.


IHS MAKES AND CUSTOMER RECEIVES NO WARRANTY EXPRESS OR IMPLIED AND THERE ARE EXPRESSLY EXCLUDED ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IHS SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL IHS BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF AN AGGREGATE OF ALL SUMS PAID BY CUSTOMER TO IHS UNDER THIS AGREEMENT DURING THE PRECEDING TWELVE (12) MONTHS. IN PARTICULAR IHS SHALL HAVE NO LIABILITY FOR ANY PROGRAMS OR DATA STORED IN OR USED WITH THE SOFTWARE, INCLUDING THE COSTS OF RECOVERING SUCH PROGRAMS OR DATA.
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IHS will indemnify and hold Customer harmless from liability against any claim, demand or action alleging that the Software infringes any third-party rights in the United States in respect of copyright, trade secret or patent. This indemnification is conditional upon Customer's fully cooperating with IHS in the defense or settlement of such actions, giving IHS prompt written notice of any claim, demand or action for which indemnification is sought, and surrendering to IHS the right to defend such claim.

9.  FORCE MAJEURE

Neither party shall be liable for any failure to perform or delay in the performance of its obligations hereunder caused by circumstances beyond its reasonable control including, but not limited to, acts of God, government requirement, fires, strikes, floods, epidemics, riots, power shortages, delays in transportation, inability to obtain necessary labor, materials, or components, or any act, neglect or default of the other party.

10. GOVERNING LAW

This Agreement shall be construed and governed in accordance with the laws of the State of Virginia. Any and all proceedings relating to the subject matter hereof shall be maintained in the courts of the State of Virginia which courts shall have exclusive jurisdiction for such purpose.

11. COST OF LITIGATION

If any action is brought by either party to this Agreement against the other party regarding the subject matter hereof, the prevailing party shall be entitled to recover, in addition to any other relief granted, reasonable attorney fees and expenses of litigation.

12. SEVERABILITY

Should any court of competent jurisdiction declare any term of this Agreement void or unenforceable, such declaration shall have no effect on the remaining terms hereof.



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13. NO WAIVER

The failure of either party to enforce any rights granted hereunder or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to subsequent enforcement of rights or subsequent actions in the event of future breaches.


14. GENERAL

Accepted and approved by:


By:...................................................

Name
Printed:..............................................

Title:................................................

Date:.................................................

Mailing Address:

 ......................................................

 ......................................................

 ......................................................


This Agreement represents the entire agreement concerning the Software between Customer and IHS and it supersedes any prior proposals, representations or understandings between Customer and IHS. In the event of conflict between the terms of this Agreement and terms of preprinted customer purchase orders, the terms of this Agreement shall apply. No modification of this Agreement shall be binding unless it is in writing and is signed by an authorized representative of both parties.

Accepted and Approved by IHS OF VIRGINIA, INC.

By:...................................................

Name
Printed:..............................................

Title:................................................

Date:.................................................

Mailing Address:

IHS OF VIRGINIA, INC.
12007 Sunrise Valley Drive, Suite 140
Reston, Virginia 20191




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Schedule S



 The parties, except as explicitly stated herein, intend no change to the Agreement.

For Customer:

 ......................................................

 ......................................................

Customer:

 ......................................................

 ......................................................

 ......................................................


For IHS:

 ......................................................

 ...................................  (date).................



IHS OF VIRGINIA, INC.
12030 Sunrise Valley Drive, Suite 205
Reston, VA 20191





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   This page contains proprietary information and is not to be duplicated or disclosed without the written permission of Integrated Healthcare Systems